UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

CONCORD MILESTONE PLUS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-16757	52-1494615
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

199 S. Los Robles Ave., Suite 200 Pasadena, CA 9110	(626) 585-5920
(Address of principal executive offices)	(Registrant’s telephone number)

200 Congress Park Drive, Suite 205, Delray Beach, Florida, 33445
(Former Name or Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

On November 17, 2009, Millenium Management, LLC, a California limited liability company (“Millenium”), became the sole general partner of the Registrant, assuming control from the prior general partner: CM Plus Corporation (“CM”); pursuant to the vote of unit holders in response to the consent solicitation dated August 10, 2009. Unit holders holding a majority of limited partnership interests and beneficial interests in each class of units voted in favor of replacing the Registrant’s general partner with Millenium.

The change of control was effectuated pursuant to the Registrant’s Amended and Restated Limited Partnership Agreement dated as of August 1, 1987, as amended to date (“Partnership Agreement”). No consideration was exchanged in connection with the change of control; however, pursuant to Section 12.4 of the Partnership Agreement, CM has become a special limited partner in the Registrant.

Millenium has entered into a Services Agreement by which Everest MPF, LLC, a California limited liability company, and its members, will provide services to Millenium and the Registrant relating to Millenium’s responsibilities as the Registrant’s general partner. Such agreement provides that, if the membership of Everest MPF shall change such that neither Everest Properties II, LLC (Millenium’s manager and a member of Everest MPF), nor any affiliate thereof, is a member of Everest MPF, then the parties to such agreement shall seek to replace Millenium as the general partner of the Registrant or, with Millenium’s consent, merge Millenium, with MacKenzie Patterson Fuller, LP, a California limited partnership (a member of Everest MPF), or an affiliate thereof, in accordance with the Partnership Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD MILESTONE PLUS, L.P. By: Millenium Management, LLC, General Partner
By:	/s/ W. Robert Kohorst
W. Robert Kohorst, President
President

Date: November 19, 2009